Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-368997, 333-248106, 333-248105, 333-217818, 333-234233, and 333-199009 on Form S-8 of our reports dated September 10, 2024, relating to the financial statements of Cantaloupe, Inc. and the effectiveness of Cantaloupe, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
September 10, 2024